Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE	FOR IMMEDIATE RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES SECOND QUARTER 2019 RESULTS
~Strong Fundamentals Drive Solid Top and Bottom Line Improvement~

August 6, 2019 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today reported financial and operational results for the three and six months ended June 30, 2019.

Second Quarter 2019 Financial Highlights

•	Revenue for the quarter totaled $155.7 million, an improvement from the prior quarter of 8% and from the prior year quarter of 18%.

•	Net loss of $15.2 million for the quarter, which reflected an improvement of nearly 50% from the first quarter.

•	Adjusted EBITDA for the quarter was $17.2 million, up 78% in comparison to the first quarter of 2019 results of $9.7 million, and up 57% compared to $11.0 million for the second quarter of 2018.

•	Incremental margins year-to-date are 34% in comparison to the first half of 2018.

•
Tubular Running Services demonstrated strong revenue growth of 9% sequentially and 16% over the prior year. Strong fall through resulted in a sequential 6% adjusted EBITDA margin gain, yielding a 24% margin for the quarter.

•	Tubulars segment sequential revenue growth of 20%.

“Our second quarter results exceeded expectations as we capitalized on increasing activity in the offshore markets, particularly in the U.S. Gulf of Mexico and West Africa. The relentless focus of our team on best serving the needs of our customers through industry leading technological differentiation has allowed us to gain market share and take advantage of increasing market activity, which is driving the improving financial results,” said Michael Kearney, the Company’s Chairman, President and Chief Executive Officer.

“This spring, Frank’s was presented the 2019 Hart’s E&P Meritorious Engineering award in recognition of our patented Collar Load Support System for Stands. This is yet another example of our commitment to provide technology solutions that increase well construction efficiency and improve well integrity for our customers. Most importantly, the Collar Load Support System removes both our employees as well as those of our customers from the red zone on the rig floor, reinforcing our paramount emphasis on safety. I want to congratulate all our employees involved in making this product a success.”

“We continue to maintain our full year 2019 view of significant revenue growth and increased margins across all of our business segments. Our international operations will drive much of the improvement coupled with activity increases in the North America offshore market. Frank’s remains well positioned to continue to show improving results in the recovering offshore market, with innovative and unique product and service offerings which focus on solving our customers’ complex drilling and completion challenges,” concluded Mr. Kearney.

Financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) are defined and reconciled to their most directly comparable GAAP measures below. Please see “Use of Non-GAAP Financial Measures” and the reconciliations to the nearest comparable GAAP measures.

Segment Results

Tubular Running Services

Tubular Running Services revenue was $106.6 million for the second quarter of 2019, compared to $98.1 million in the first quarter of 2019, and $91.5 million for the second quarter of 2018. The increase in sequential revenue was primarily driven by increased customer activity in West Africa, the U.S. Gulf of Mexico, the Caribbean and Asia Pacific. In addition, the U.S. onshore TRS business continued its upward revenue trend for the twelfth consecutive quarter despite declining rig counts.

Segment adjusted EBITDA for the second quarter of 2019 was $25.4 million, or 23.8% of revenue, compared to $17.7 million, or 18.1% of revenue, for the first quarter of 2019 and $18.9 million, or 20.6% of revenue, for the second quarter of 2018. The sequential increase in margin growth was primarily a result of regional mix in the offshore markets and lower manufacturing costs.

Tubulars

Tubulars revenue for the second quarter of 2019 was $22.3 million, compared to $18.7 million for the first quarter of 2019, and $17.0 million for the second quarter of 2018. Improvements from the first quarter of 2019 were generally attributable to increased demand for Tubular products in the U.S. Gulf of Mexico as well as a large customer order in Mexico. Drilling tools revenue also continued to experience growth through further customer adoption of the Company’s VERSAFLO™ technology which provides differentiated casing and drill pipe flowback and circulation control compared to other products in the market.

Segment adjusted EBITDA for the second quarter of 2019 was $3.9 million, or 17.6% of revenue, compared to $4.1 million, or 22.0% of revenue, for the first quarter of 2019 and $3.3 million, or 19.5% of revenue for the second quarter of 2018.

Cementing Equipment

Cementing Equipment revenue was $26.7 million in the second quarter of 2019, compared to $27.7 million in the first quarter of 2019 and $23.5 million for the second quarter of 2018. The sequential decline was in line with expectations due to the timing of certain completions work and some international project delays. This was partially offset by increased demand and margin improvement in the U.S. Gulf of Mexico. The U.S. onshore market also maintained activity levels sequentially, despite declining rig counts. The Company continues to expect further international expansion in this segment during the second half of the year.

Segment adjusted EBITDA for the second quarter of 2019 was $3.0 million, or 11.3% of revenue, compared to $3.8 million, or 13.7% of revenue, for the first quarter of 2019 and $4.2 million, or 17.6% of revenue, for the second quarter of 2018. The decline was due to the aforementioned lower international revenue in addition to certain targeted investment in personnel and facilities preparing for future international expansion.

Capital Expenditures, Liquidity and Cash Flow

Cash expenditures related to property, plant and equipment and intangibles were $9.1 million for the second quarter of 2019. The Company expects total capital expenditures of approximately $40 million for 2019, with the majority of spending related to new technologically advanced tools and equipment to meet customer demand.

As of June 30, 2019, the Company’s consolidated cash, cash equivalents and short-term investments was $172.1 million compared to $172.0 million as of the prior quarter end. Total debt outstanding was $2.1 million as of June 30, 2019 compared to $3.9 million as of the prior quarter. Liquidity at June 30, 2019 was $237.3 million, including cash, cash equivalents and short-term investments, as well as $65.2 million available under the Company’s Credit Facility. For the first time since the third quarter of 2017, the Company returned to a positive

Free Cash Flow position amounting to $3.3 million due to improved operational results and working capital management.

Conference Call

The Company will host a conference call to discuss second quarter 2019 results on Tuesday, August 6, 2019 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 48818535. To listen via live webcast, please visit the Investor Relations section of the Company's website, www.franksinternational.com. A presentation will also be posted on the Company’s website prior to the conference call.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 48818535#. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for a period of approximately 90 days.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular running services, tubular fabrication, and specialty well construction and well intervention solutions with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 3,100 employees and provides services to leading exploration and production companies in both onshore and offshore environments in approximately 50 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Contact:

Erin Fazio - Investor Relations
Erin.Fazio@franksintl.com
713-231-2515

FRANK’S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue:
Services	$127,091	$115,406	$105,746	$242,497	$197,094
Products	28,563	29,002	26,339	57,565	50,560
Total revenue	155,654	144,408	132,085	300,062	247,654

Operating expenses:
Cost of revenue, exclusive of depreciation and amortization
Services (1)	85,785	83,239	74,088	169,024	145,050
Products (1)	23,475	20,128	18,798	43,603	36,427
General and administrative expenses (1)	34,026	35,411	32,787	69,437	64,883
Depreciation and amortization	23,913	25,242	28,862	49,155	57,162
Severance and other charges, net	815	455	1,115	1,270	2,369
Loss on disposal of assets	154	227	217	381	452
Operating loss	(12,514)	(20,294)	(23,782)	(32,808)	(58,689)

Other income (expense):
Tax receivable agreement (“TRA”) related adjustments	220	—	(1,171)	220	(4,112)
Other income, net	669	529	2,033	1,198	1,593
Interest income, net	426	768	609	1,194	1,553
Mergers and acquisition expense	—	—	—	—	(58)
Foreign currency gain (loss)	(661)	483	(4,267)	(178)	(2,563)
Total other income (expense)	654	1,780	(2,796)	2,434	(3,587)

Loss before income taxes	(11,860)	(18,514)	(26,578)	(30,374)	(62,276)
Income tax expense (benefit)	3,300	9,773	(815)	13,073	5,560
Net loss	$(15,160)	$(28,287)	$(25,763)	$(43,447)	$(67,836)

Loss per common share:
Basic and diluted	$(0.07)	$(0.13)	$(0.12)	$(0.19)	$(0.30)

Weighted average common shares outstanding:
Basic and diluted	225,052	224,653	223,981	224,854	223,775

(1)
For the three months ended June 30, 2018, $7,565 and $1,508 have been reclassified from general and administrative expenses and cost of revenue, products, respectively, to cost of revenue, services. For the six months ended June 30, 2018, $14,199 and $2,626 have been reclassified from general and administrative expenses and cost of revenue, products, respectively, to cost of revenue, services. The reclassifications reflect a change in presentation of the information used by the Company’s chief operating decision maker.

FRANK’S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenue
Tubular Running Services	$106,615	$98,079	$91,518	$204,694	$170,392
Tubulars	22,334	18,657	17,040	40,991	34,726
Cementing Equipment	26,705	27,672	23,527	54,377	42,536
Total	$155,654	$144,408	$132,085	$300,062	$247,654

Segment Adjusted EBITDA:
Tubular Running Services	$25,400	$17,735	$18,860	$43,135	$23,806
Tubulars	3,934	4,112	3,327	8,046	6,920
Cementing Equipment	3,029	3,794	4,151	6,823	5,102
Corporate	(15,200)	(15,983)	(15,385)	(31,183)	(27,034)
Total	$17,163	$9,658	$10,953	$26,821	$8,794

FRANK’S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$157,204	$186,212
Restricted cash	1,251	—
Short-term investments	14,921	26,603
Accounts receivables, net	204,647	189,414
Inventories, net	75,151	69,382
Assets held for sale	8,700	7,828
Other current assets	9,099	12,651
Total current assets	470,973	492,090

Property, plant and equipment, net	385,637	416,490
Goodwill	211,040	211,040
Intangible assets, net	25,354	31,069
Deferred tax assets, net	14,085	14,621
Operating lease right-of-use assets	34,428	—
Other assets	31,187	28,619
Total assets	$1,172,704	$1,193,929

Liabilities and Equity
Current liabilities:
Short-term debt	$2,135	$5,627
Accounts payable and accrued liabilities	107,532	123,981
Current portion of operating lease liabilities	8,012	—
Deferred revenue	138	116
Total current liabilities	117,817	129,724

Deferred tax liabilities	3,390	221
Non-current operating lease liabilities	26,490	—
Other non-current liabilities	28,931	29,212
Total liabilities	176,628	159,157

Stockholders’ equity:
Common stock	2,841	2,829
Additional paid-in capital	1,069,065	1,062,794
Retained earnings (deficit)	(28,923)	16,860
Accumulated other comprehensive loss	(29,994)	(32,338)
Treasury stock	(16,913)	(15,373)
Total stockholders’ equity	996,076	1,034,772
Total liabilities and equity	$1,172,704	$1,193,929

FRANK’S INTERNATIONAL N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(43,447)	$(67,836)
Adjustments to reconcile net loss to cash from operating activities
Depreciation and amortization	49,155	57,162
Equity-based compensation expense	5,591	5,168
Amortization of deferred financing costs	177	—
Deferred tax provision	3,702	—
Provision for bad debts	85	41
Loss on disposal of assets	381	452
Changes in fair value of investments	(1,879)	(417)
Unrealized (gain) loss on derivative instruments	204	(765)
Other	(373)	—
Changes in operating assets and liabilities
Accounts receivable	(14,334)	(21,712)
Inventories	(2,323)	(1,461)
Other current assets	2,063	2,042
Other assets	111	324
Accounts payable and accrued liabilities	(17,118)	(10,192)
Deferred revenue	22	(424)
Other non-current liabilities	594	(244)
Net cash used in operating activities	(17,389)	(37,862)

Cash flows from investing activities
Purchases of property, plant and equipment and intangibles	(17,240)	(11,265)
Proceeds from sale of assets	260	1,755
Proceeds from sale of investments	31,739	56,946
Purchase of investments	(20,185)	(42,279)
Net cash (used in) provided by investing activities	(5,426)	5,157

Cash flows from financing activities
Repayments of borrowings	(3,492)	(2,921)
Treasury shares withheld for taxes	(1,542)	(1,217)
Proceeds from the issuance of ESPP shares	692	562
Deferred financing costs	(184)	(48)
Net cash used in financing activities	(4,526)	(3,624)
Effect of exchange rate changes on cash	(416)	2,078
Net decrease in cash, cash equivalents and restricted cash	(27,757)	(34,251)
Cash, cash equivalents and restricted cash at beginning of period	186,212	213,015
Cash, cash equivalents and restricted cash at end of period	$158,455	$178,764

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance.

Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 that has been filed with the SEC and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of free cash flow, adjusted EBITDA and adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Free cash flow, adjusted EBITDA and adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider free cash flow, adjusted EBITDA and adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because free cash flow, adjusted EBITDA and adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines free cash flow as net cash (used in) provided by operating activities less purchases of property, plant and equipment and intangibles. The Company defines adjusted EBITDA as net income (loss) before interest income, net, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on disposal of assets, foreign currency gain or loss, equity-based compensation, the effects of the tax receivable agreement, unrealized and realized gains or losses and other non-cash adjustments and other charges or credits. The Company uses adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization), income tax, foreign currency exchange rates and other charges and credits. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018

Revenue	$155,654	$144,408	$132,085	$300,062	$247,654

Net loss	$(15,160)	$(28,287)	$(25,763)	$(43,447)	$(67,836)
Interest income, net	(426)	(768)	(609)	(1,194)	(1,553)
Depreciation and amortization	23,913	25,242	28,862	49,155	57,162
Income tax expense (benefit)	3,300	9,773	(815)	13,073	5,560
Loss on disposal of assets	154	227	217	381	452
Foreign currency (gain) loss	661	(483)	4,267	178	2,563
TRA related adjustments	(220)	—	1,171	(220)	4,112
Charges and credits (1)	4,941	3,954	3,623	8,895	8,334
Adjusted EBITDA	$17,163	$9,658	$10,953	$26,821	$8,794
Adjusted EBITDA margin	11.0%	6.7%	8.3%	8.9%	3.6%

(1)
Comprised of Equity-based compensation expense (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: $3,017, $2,574 and $2,888, respectively, and for the six months ended June 30, 2019 and 2018: $5,591 and $5,168, respectively), Mergers and acquisition expense (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: none, none and none, respectively, and for the six months ended June 30, 2019 and 2018: none and $58, respectively), Severance and other charges, net (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: $815, $455 and $1,115, respectively, and for the six months ended June 30, 2019 and 2018: $1,270 and $2,369, respectively), Unrealized and realized gains (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: $383, $308 and $1,561, respectively, and for the six months ended June 30, 2019 and 2018: $691 and $1,161, respectively) and Investigation-related matters (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: $1,492, $1,233 and $1,181, respectively, and for the six months ended June 30, 2019 and 2018: $2,725 and $1,900, respectively).

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018
Segment Adjusted EBITDA:
Tubular Running Services	$25,400	$17,735	$18,860	$43,135	$23,806
Tubulars	3,934	4,112	3,327	8,046	6,920
Cementing Equipment	3,029	3,794	4,151	6,823	5,102
Corporate	(15,200)	(15,983)	(15,385)	(31,183)	(27,034)
	17,163	9,658	10,953	26,821	8,794
Interest income, net	426	768	609	1,194	1,553
Depreciation and amortization	(23,913)	(25,242)	(28,862)	(49,155)	(57,162)
Income tax (expense) benefit	(3,300)	(9,773)	815	(13,073)	(5,560)
Loss on disposal of assets	(154)	(227)	(217)	(381)	(452)
Foreign currency gain (loss)	(661)	483	(4,267)	(178)	(2,563)
TRA related adjustments	220	—	(1,171)	220	(4,112)
Charges and credits (1)	(4,941)	(3,954)	(3,623)	(8,895)	(8,334)
Net loss	$(15,160)	$(28,287)	$(25,763)	$(43,447)	$(67,836)

(1)
Comprised of Equity-based compensation expense (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: $3,017, $2,574 and $2,888, respectively, and for the six months ended June 30, 2019 and 2018: $5,591 and $5,168, respectively), Mergers and acquisition expense (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: none, none and none, respectively, and for the six months ended June 30, 2019 and 2018: none and $58, respectively), Severance and other charges, net (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: $815, $455 and $1,115, respectively, and for the six months ended June 30, 2019 and 2018: $1,270 and $2,369, respectively), Unrealized and realized gains (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: $383, $308 and $1,561, respectively, and for the six months ended June 30, 2019 and 2018: $691 and $1,161, respectively) and Investigation-related matters (for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018: $1,492, $1,233 and $1,181, respectively, and for the six months ended June 30, 2019 and 2018: $2,725 and $1,900, respectively).

FRANK’S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands)
(Unaudited)

FREE CASH FLOW RECONCILIATION

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2019	2019	2018	2019	2018

Net cash (used in) provided by operating activities	$12,381	$(29,770)	$(16,953)	$(17,389)	$(37,862)
Less: purchases of property, plant and equipment and intangibles	9,095	8,145	4,942	17,240	11,265
Free cash flow	$3,286	$(37,915)	$(21,895)	$(34,629)	$(49,127)